UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2010
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K of BioMed Realty Trust, Inc., dated May 3, 2010, and furnishes an amended and restated supplemental operating and financial data package for the quarter ended March 31, 2010 as described below.
Item 2.02 Results of Operations and Financial Condition.
     The information set forth under Item 7.01 below is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On May 7, 2010, BioMed posted on its website an amended and restated supplement in connection with its first quarter 2010 financial results, which contains revised pages for market summary, lease expirations and ten largest tenants, reflecting an increase in Regeneron Pharmaceuticals, Inc.’s reported current and at expiration annualized base rent and corresponding adjustments to annualized base rent by market, lease expirations by year and the total/weighted average annual base rent statistics of BioMed’s top ten tenants.
     The information contained in this Current Report, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of BioMed, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is furnished herewith:

Exhibit
Number	Description of Exhibit
99.2	BioMed Realty Trust, Inc. Amended and Restated Supplemental Operating and Financial Data for the quarter ended March 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	President, Chief Operating Officer and Chief Financial Officer